                                                                    Exhibit 10

                               DATED MARCH 8 2006

                              J R CROMPTON LIMITED

                NICHOLAS JAMES DARGAN AND WILLIAM KENNETH DAWSON

                              GLATFELTER-UK LIMITED

                             P.H. GLATFELTER COMPANY

                                   ----------

                                    AGREEMENT
                             FOR THE SALE OF ASSETS
                                    (LYDNEY)

                                   ----------

                            (ADDLESHAW GODDARD LOGO)

                                    CONTENTS

                                                                                 PAGE
                                                                                 ----
      CLAUSE

 1    Definitions.............................................................     1
 2    Interpretation..........................................................     5
 3    Sale and Purchase.......................................................     5
 4    The Consideration.......................................................     6
 5    VAT.....................................................................     6
 6    Completion..............................................................     6
 7    Excluded Assets.........................................................     7
 8    Excluded Liabilities....................................................     8
 9    Third Party Items and Claims............................................     9
10    Intellectual Property Licence...........................................    10
11    Continuing the Business.................................................    10
12    Accounting for the Debts................................................    11
13    Records.................................................................    11
14    Exclusion of Warranties.................................................    12
15    Exclusion of Personal Liability.........................................    13
16    Employees...............................................................    13
17    Apportionments..........................................................    14
18    Data Protection.........................................................    14
19    Publicity...............................................................    14
20    Guarantee...............................................................    14
21    Notices.................................................................    15
22    General.................................................................    15
23    Governing Law and Jurisdiction..........................................    16

      SCHEDULE

 1    The Lydney Property.....................................................    18
      Part I - The Lydney Property............................................    18
      Part II - Special Conditions - The Lydney Property......................    19
      Part III - The Transfers - Lydney Property..............................    22
      Part IV - Details of the Charges to be Released - The Lydney Property...    23
 2    The Registered Trademarks...............................................    24
 3    The Patents.............................................................    25
 4    The Plant...............................................................    26
 5    The Third Party Items...................................................    27
 6    The German Contracts....................................................    28
 7    Sales Agency Agreements.................................................    29

THIS AGREEMENT is made on March 8, 2006

BETWEEN

(1) J R CROMPTON LIMITED (No. 58810) whose registered office is at 12th Floor, Sunlight House, Quay Street, Manchester M3 3JZ (SELLER) acting by the Administrators (defined below);

(2) NICHOLAS JAMES DARGAN and WILLIAM KENNETH DAWSON both of Deloitte & Touche LLP, 66 Shoe Lane, London EC4A 3BQ (together the ADMINISTRATORS);

(3) GLATFELTER-UK LIMITED (No. 5734921) whose registered office is care of Jordans Limited 20-22 Bedford Row London WC/R4dS (BUYER); and

(4) P.H. GLATFELTER COMPANY a United States Corporation incorporated and validly subsisting under the laws of the State of Pennsylvania whose principal executive offices are at 96 George Street, Suite 400, York Pennsylvania 17401 (GUARANTOR).

WHEREAS

(A) The Administrators were appointed Joint Administrators of the Seller by an Administration Order made in the High Court of Justice Chancery Division Manchester District Registry on 7 February 2006 in proceedings the short title and reference to the record of which is AO No. 1146 of 2006 In the Matter of J R Crompton Limited.

(B) The Seller has agreed to sell to the Buyer and the Buyer has agreed to purchase the Lydney Assets (defined below) which relate to the Lydney Business (defined below) on the terms of this Agreement.

(C) The Guarantor is the ultimate parent company of the Buyer and has agreed to guarantee the Buyer's obligations under this Agreement.

IT IS AGREED:

1    DEFINITIONS

     In this Agreement, unless the context otherwise requires:

     ADMINISTRATORS' SOLICITORS means Addleshaw Goddard of 100 Barbirolli Square, Manchester M2 3AB Ref: SWM\103370-11491

     APPOINTMENT means the appointment of the Joint Administrators

     BUSINESS NAME means J R Crompton

     BUSINESS RIGHTS means any service marks database rights utility models topography rights inventions trade secrets know-how get up or other rights in respect of any other intellectual property (registerable or not) and wherever existing in the world (including all renewals extensions and revivals and all rights to apply for any of the foregoing) owned by the Seller and used by it exclusively in connection with the Lydney Business

     COMPLETION means the completion of the sale and purchase hereby agreed

     COMPLETION DATE means the date of this Agreement

     DEBTS means the book and other debts and monetary claims owing to the Seller and/or the Administrators as at the Transfer Date whether or not yet due or payable or invoiced.

     DEVON VALLEY PROPERTY means the property occupied by the Seller at Hele Road, Exeter

     EXCLUDED ASSETS means the property rights and assets of or used by the Seller which are not expressly sold pursuant to this Agreement including but not limited to those set out in clause 7 (Excluded Assets) and, without limitation, the assets of the Retained Business and of the Simpson Clough Business

     EXCLUDED LIABILITIES means (save to the extent to which the Buyer agrees under this Agreement to discharge the same) all liabilities or obligations relating to the Lydney Business the Simpson Clough Business or the Retained Business outstanding on, or accrued or referable to the period up to and including the Transfer Date and including, for the avoidance of doubt, the items set out in clause 8 (Excluded Liabilities)

     GERMAN BUSINESS means any and all contracts, supply agreements, engagements or orders entered into on or before the Transfer Date with customers, suppliers, agents or representatives which in any way, in whole or part relate to the manufacture, supply or sale of goods into Germany and any contracts, engagements or orders entered into on or before the Transfer Date for the supply or sale of goods or services to the Seller by any supplier or contracting party based in Germany including without limitation the contracts details of which are set out in schedule 6 hereto, the German Business further includes all business secrets, Goodwill, Goods in Transit, Stock, Records and Third Party Items related to the manufacture, supply or sale of goods in Germany or to customers having their principal place of business in Germany and related to the supply of goods or services to the Seller out of Germany or by a company having its principal place of business in Germany

     GOODS IN TRANSIT means all and any items which were ordered by the Seller and/or the Administrators prior to the Transfer Date for delivery to the Lydney Property but which have not been delivered as at the Transfer Date whether or not the same have been paid for

     GOODWILL means the goodwill of the Seller exclusively in connection with the Lydney Business comprising:

     (a) exclusive liberty for the Buyer to represent itself as carrying on the Lydney Business in succession to the Seller

     (b) liberty to negotiate to take up all orders and enquiries relating exclusively to the Lydney Business (other than those which relate to the German Business) which have not been accepted by the Seller as at the date hereof

     (c) liberty to use all customer lists and (in so far as not referring to the Seller and not referring to the rights or property of any other person) any technical literature and any technical drawings used by the Seller exclusively in connection with the Lydney Business (save in so far as the same relate to the German Business)

     HEAD OFFICE means the head office function of the Seller called on from Sunlight House, Quay Street, Manchester

     INTELLECTUAL PROPERTY means such trade marks patents design rights registered designs copyright database rights or domain names (wherever existing in the world and whether registered or not and including all renewals extensions and revivals) and all rights to apply for any for the foregoing as may be owned by the Seller and used exclusively in connection with the Lydney Business as at the Transfer Date and including (without limitation) those registered trademarks (REGISTERED TRADEMARKS) listed in Schedule 2 and the Patent listed in schedule 3 but in every case subject to all licences and other rights of and obligations to third parties to which the Seller may be subject in relation to the same

     JRC USA means J R Crompton (USA) Limited

     LYDNEY ASSETS means the Business Rights, the Lydney Customer Contracts, the Goodwill, the Intellectual Property, the Plant, the Stock, the Transferred Records (as defined herein) and all contracts relating to the Third Party Items and relating exclusively to the Lydney Business but for the avoidance of doubt excludes the German business

     LYDNEY BUSINESS means the business of the manufacture of specialist beverage papers and related products carried on by the Seller at the Lydney Property prior to the Transfer Date but for the avoidance of doubt excludes the German Business, the Simpson Clough Business and the Retained Business

     LYDNEY CUSTOMER CONTRACTS means the benefit and burden of all contracts and engagements entered into and of all orders placed with the Seller or the Administrators on behalf of the Seller by customers exclusively in relation to the Lydney Business which are subsisting but uncompleted on the Transfer Date other than those relating to the German Business

     LYDNEY PROPERTY means the freehold property at Lydney, Gloucestershire as more particularly described in part 1 of schedule 1

     PLANT means such plant, machinery, vehicles, office furniture fittings and equipment relating exclusively to the Lydney Business as is listed in schedule 4 and is in the ownership of the Seller and situate at the Lydney Property on the Transfer Date but excluding any ROT Chattels

     RECORDS means the Transferred Records and the Retained Records

     REGULATIONS means the Transfer of Undertakings (Protection of Employment) Regulations 1981

     RETAINED BUSINESS means the business carried on by the Seller in respect of the manufacture of specialist beverage papers and related products at the Devon Valley Property and any retained business rights (including the right to use the Business Name), customer contracts relating to the Devon Valley Property any rights in respect of the Marla joint venture referred to in clause 8.1(d), and all other rights relating thereto together with such part of the Seller's business as is operated from Head Office or from or by JRC USA

     RETAINED RECORDS means all invoicing financial tax and other accounting records of the Seller but excludes the VAT Records

     RETURNS means all and any goods supplied by the Seller or the Administrators on behalf of the Seller prior to the Transfer Date but returned (whether as defective or for any other reason) at any time whether prior to or after the Transfer Date and any other claims by customers relating to defective or allegedly defective goods but excludes for the avoidance of doubt any Returns related to the German Business

     ROT CHATTELS means all and any chattels now or hereafter the subject of any ROT Claims

     ROT CLAIMS means all and any existing or future claims by or on behalf of any third party to have retained title in or to any chattels included in the Lydney Assets and/or which at the time of the Appointment were and/or which at the date hereof are in the possession or control of the Seller

     SIMPSON CLOUGH BUSINESS means the business of the manufacture of specialist beverage products carried on by the Seller from premises occupied by the Seller at Simpson Clough Mill, Heywood, Lancashire (SIMPSON CLOUGH PROPERTY)

     STANDARD CONDITIONS means the Standard Conditions of Sale (Third Edition)

     STOCK means the Goods In Transit and such raw materials parts and other stock and work-in-progress (both finished and unfinished) relating exclusively to the Lydney Business as is in the ownership of the Seller and situate at the Lydney Property on the Transfer Date but excluding any ROT Chattels

     SUPPLY CONTRACTS means the benefit and burden of all contracts commitments and/or orders entered into or placed by or on behalf of the Seller or the Administrators on behalf of the Seller between the time of Appointment and the date of this Agreement for the supply to the Seller of goods, materials and/or services in connection with the Lydney Business (save insofar as delivered or rendered on or prior to the Transfer Date)

     THIRD PARTY ITEMS means any items which are the subject of hire purchase lease purchase credit sale or leasing agreements or on loan or otherwise in the ownership of third parties and which are situate at the Lydney Property on or which are otherwise put into the possession of the Buyer at any time after the Transfer Date including but not limited to the items listed in schedule 5 (but excluding any ROT Chattels)

     TOWN AND COUNTRY PLANNING ACTS means all enactments from time to time in force relating to town and country planning

     TRANSFER DATE means 5.00 pm on the date of this Agreement

     TRANSFERRED RECORDS means all sales literature and publicity material production data quality data formulae and recipes correspondence books and documents and other similar or like materials (including customer and supplier lists and records, the Lydney Customer Contracts and related documents) in whatever medium relating exclusively to the Lydney Business and/or the Lydney Assets or used or intended for use exclusively in the Lydney Business other than the Retained Records and the VAT Records but for the avoidance of doubt the Transferred Records do not include records relating to the German Business

     TRANSITIONAL SERVICES AGREEMENT means the agreement of even date with this Agreement between the parties to this Agreement which sets out the terms on which for a period of one month post Completion the Buyer shall be entitled to access certain head office services including payroll systems, computer software and support functions in connection with the transfer of the Lydney Business

     VAT means Value Added Tax

     VATA means the Value Added Tax Act 1994

     VAT RECORDS means the records relating to the Business as at the Transfer Date which are referred to in section 49(1)(b) VATA.

2    INTERPRETATION

2.1  In this Agreement unless the context otherwise requires:

     (a) the recitals and schedules form part of this Agreement and references to this Agreement include them;

     (b) references to recitals, clauses and schedules are to recitals and clauses of, and schedules to, this Agreement and references in a schedule or part of a schedule to paragraphs are to paragraphs of that schedule or that part of the schedule;

     (c) references to this Agreement or any other document are to this Agreement or that document as in force for the time being and as amended from time to time in accordance with this Agreement or that document (as the case may be);

     (d) a reference to a statute or statutory provision shall be construed as including a reference to any subordinate legislation (as defined by section 21(1) Interpretation Act 1978) made from time to time under that statute or provision (whether before or after the date of this Agreement);

     (e) a reference to a statute, statutory provision or subordinate legislation (as so defined) shall be construed as including a reference to:

          (i) that statute, provision or subordinate legislation as in force at the date of this Agreement and as from time to time modified or consolidated, superseded, re-enacted or replaced (whether with or without modification and whether before or after the date of this Agreement);

          (ii) any statute, statutory provision or subordinate legislation (as so defined) which it consolidates, supersedes, re-enacts or replaces (whether with or without modification);

     (f) the headings and contents table are for convenience only and do not affect its interpretation;

     (g) the words "other", "including" and "in particular" do not limit the generality of any preceding words and any words which follow them shall not be construed as being limited in scope to the same class as the preceding words where a wider construction is possible.

3    SALE AND PURCHASE

3.1 The Seller shall sell and the Buyer shall buy whatever right, title and interest (if any) the Seller has in or to the Lydney Assets on the terms and for the consideration set out in this Agreement to the intent that the Buyer shall from the Transfer Date carry on the Lydney Business as a going concern.

3.2 Such (if any) right title and interest in or to the Lydney Assets and the Lydney Property shall pass to the Buyer at Completion.

3.3 For the consideration set out in this Agreement and subject to the conditions hereinafter set out (including the special conditions set out in part II of schedule 1) the Seller shall sell (without title guarantee) and the Buyer shall buy the Lydney Property subject to all liens obligations licences and encumbrances relating thereto. In the event of any conflict between the conditions set out in the main body of this Agreement and the said special conditions set out in part II of schedule 1 the former conditions shall prevail.

3.4 The provisions of part V of schedule 1 shall more particularly apply in respect of the Lydney Leasehold Property.

4    THE CONSIDERATION

4.1 The aggregate monetary consideration for the sale of the Lydney Property and the Lydney Assets shall be L37,500,000 (Thirty Seven Million Five Hundred Thousand Pounds Sterling), payable on Completion which shall be payable as follows:

     (a)  for the Business Rights - L1

     (b)  for the Lydney Customer Contracts - L1

     (c)  for the Goodwill - L

     (d)  for the Intellectual Property - L1

     (e)  for the Plant - L

     (f)  for the Stock - L

     (g)  for the Transferred Records - L1

     (h)  for the Lydney Property - L

5    VAT

5.1 All payments to be made under this Agreement shall be deemed to be exclusive of VAT unless otherwise provided.

5.2 Subject to clauses 5.3 and 5.4 the Buyer shall not pay any VAT upon the consideration referred to in clause 4 (The Consideration) the parties being of the view that this is a transaction which by virtue of Article 5 Value Added Tax (Special Provisions) Order 1995 S.I. No.1995/1268 is not to be treated as either a supply of goods or a supply of services.

5.3 If and to the extent to which all or any of the Lydney Assets or the Lydney Property are for any reason subject to VAT then the Buyer shall against receipt of a VAT invoice pay to the Administrators on behalf of the Seller forthwith on demand the VAT due relative to such sale together with all interest and penalties which may be payable thereon.

5.4 The Buyer warrants that it is registered or will as a result of this transaction become registerable for VAT purposes and that it intends to use the Lydney Assets and the Lydney Property to carry on with effect from the Transfer Date the same kind of business as the Lydney Business.

6    COMPLETION

6.1 Completion shall take place in respect of the purchase of the Lydney Assets and the Lydney Property at the offices of the Administrators' Solicitors on the Completion Date when:

     (a) The Buyer shall pay to the Administrators on behalf of the Seller the sum of L37,500,000 being the aggregate consideration for the sale and purchase of the Lydney Property and Lydney Assets.

     (b) The Seller shall leave at the Lydney Property or otherwise wherever the same may be situate all such items of the Lydney Assets as are transferable by delivery.

     (c) The Seller shall deliver to the Buyer assignments in favour of the Buyer of:

          (i)  Goodwill

          (ii) Intellectual Property.

     (d) Neither the Seller nor the Administrators shall have any obligation to the Buyer to identify or deliver any such items of the Lydney Assets to the Buyer or to take any positive steps whatsoever (including but not limited to seeking or obtaining any requisite consent of any person not party hereto) relating thereto to enable the Buyer to obtain the same.

     (e)  The parties hereto shall enter into the Transitional Services
          Agreement.

7    EXCLUDED ASSETS

     All assets and items owned by or in the possession of the Seller other than the Lydney Assets and the Lydney Property are excluded from the sale under this Agreement. In particular but without prejudice to the generality of the foregoing the following assets or items are excluded:

7.1  The Retained Business and any assets owned or used in connection with it.

7.2 The Simpson Clough Business and any assets owned or used in connection with it.

7.3 All deposits, prepayments, cheques, bills, notes or securities received by the Seller or the Administrators on behalf of the Seller on or before the Transfer Date and any cash in hand and at bank or in the banking system.

7.4 Any claim or potential claim under any insurance arising from any act occurring on or before the date hereof.

7.5 The Debts and all guarantees, indemnities, securities, rights of retention of title and liens for the same.

7.6  The Retained Records.

7.7  The ROT Chattels.

7.8 The interest of the Seller in any vehicles other than those forming part of the Plant.

7.9 The benefit of all agreements which are not assignable or of which a purported assignment would be a breach or would constitute an event of default or termination.

7.10 The German Business.

7.11 All investments in shares or securities of the Seller (including shares and securities and other rights of whatsoever nature of the Seller in subsidiaries (if any) and all moneys from time to time owing to the Seller from such subsidiaries).

7.12 Any interest of the Seller in any freehold or leasehold properties other than the Lydney Property.

7.13 Any interest the Seller may have in or to any pension fund(s).

7.14 All computer software (if any) used by the Seller the copyright in which is not owned by the Seller.

7.15 The Third Party Items.

7.16 Any of the Lydney Assets which have been distrained upon.

7.17 The Business Name.

7.18 Any assets located in or upon the Simpson Clough Property or the Devon Valley Property at the Transfer Date.

7.19 All other items or assets of the Seller not specifically mentioned in clause 3 (Sale and Purchase).

8    EXCLUDED LIABILITIES

8.1 Without limiting the meaning of Excluded Liabilities, the following liabilities relating to the Lydney Business, the Simpson Clough Business and/or the Retained Business and/or the Lydney Assets are expressly excluded from the sale to the Buyer contemplated hereunder:

     (a) any liability (accrued or outstanding) in respect of the defined benefit pension scheme, or any other pension scheme operated in connection with the Lydney Business, the Simpson Clough Business or the Retained Business prior to the Transfer Date;

     (b) any liability of the Lydney Business, the Simpson Clough Business or the Retained Business relating to any claim, writ or action, pending or threatened in the Courts of the United Kingdom or any claim or action accrued or outstanding as at the Transfer Date by any statutory authority;

     (c) to the extent not otherwise assumed under statute, any liability relating to environmental matters relating to the operation of the Lydney Business and the Simpson Clough Business at the Lydney Property or the Simpson Clough Property which may have accrued prior to the Transfer Date;

     (d) any interest in or relating to the Joint Venture between (1) Dynamic Products Limited (2) the Seller (3) Marla Innovations Limited (4) Peter Ashby and any licence or agreement relating thereto to which the Seller is a party; and

     (e) any agreements relating to the appointment of a sales agent to which the Seller is a party and details of which are set out in schedule 7 hereto.

8.2 The Buyer understands that the Administrators will not discharge all or any of the Excluded Liabilities and that to the extent to which any such liabilities are and remain liabilities of the Seller they will at most rank only as ordinary unsecured liabilities of the Seller. The Buyer also understands that the Seller and the Administrators cannot and do not nor give any assurances that the Buyer will not, by operation of law or otherwise, become responsible for some or all of the Excluded Liabilities and to the extent to which the Buyer is or becomes so responsible, the Buyer will have no recourse to the Seller or the Administrators. The exclusion of the Excluded Liabilities is not intended to have the effect of altering any extent to which by operation of law liabilities may pass to the Buyer as a result of its acquiring the Lydney Business under this Agreement.

9    THIRD PARTY ITEMS AND CLAIMS

9.1 Unless otherwise agreed, the Buyer shall be entitled to assume possession of the Third Party Items relating exclusively to the Lydney Business as from the Transfer Date and the Seller shall not object to or hinder any arrangement which the Buyer may wish to make with the owners of the Third Party Items.

9.2 The Seller shall at the Buyer's request and expense enter into novations of some or all agreements relating to such Third Party Items in such form (consistent with the terms of this Agreement) as is reasonably acceptable to the Seller and is approved by the Administrators' Solicitors.

9.3 The Buyer acknowledges that it acquires no title to the Third Party Items and undertakes not to hold itself out as the owner of the Third Party Items nor to sell, offer for sale, assign, charge or create or permit any lien, encumbrance or interest whatsoever to arise in relation to any Third Party Items.

9.4 Unless/until the same are returned to their owner the Buyer shall keep all Third Party Items in its possession and under its control at its own expense and in as good a state of repair as they are in at the Transfer Date.

9.5 If no novation takes place or if the Buyer receives a valid demand for delivery up of a Third Party Item from the owner, the Buyer shall immediately on demand deliver up possession of the Third Party Item to the owner or otherwise as the owner shall direct. The delivery up of any Third Party Item shall be at the Buyer's own expense.

9.6 Neither a failure to obtain novation nor a demand for delivery up of any Third Party Item shall prejudice this Agreement or the consideration paid or payable under it.

9.7 Save as set out in this clause 9 the Seller shall not be responsible to the Buyer in any way in relation to any of the Third Party Items and in particular but without prejudice to the generality of the foregoing neither the Seller nor the Administrators shall be responsible for making or failing to make any payment in respect thereof or for arranging the removal of any of the Third Party Items on or before the Transfer Date or at any other time and the Buyer shall permit the Seller the Administrators the owner or the lessor of any of the Third Party Items at any time access to the Third Party Items for the purpose of inspecting or removing all or any of the same on demand and pending such removal the Buyer shall maintain all such Third Party Items in the condition in which they are at the Transfer Date.

9.8 Without prejudice to the generality of the terms of the preceding sub-clause if the title of the Seller to any assets possession of which is allowed to the Buyer or which are purported to be sold to the Buyer under the terms of this Agreement shall be called into question (whether in proceedings or otherwise) by any third party at any time or if there shall be any dispute arising out of this Agreement then:

     (a) the Buyer shall allow the Seller and/or the Administrators and their respective servants authorised agents and invitees access to all the assets in question during normal business hours for the purpose of resolving such question;

     (b) the Buyer undertakes not to hold itself out as the owner of such items, nor to sell, offer for sale, assign, charge or create any lien on such items and to keep the same in its own possession and in as good a state of repair and condition as they are at the Transfer Date and to indemnify and keep indemnified the Administrators and the Seller and their respective estates and effects against all actions, proceedings, claims, demands and costs whatsoever arising directly or indirectly out of the giving of possession or purported sale of such items to the Buyer hereunder.

9.9 The Buyer acknowledges that all ROT Chattels are excluded from the sale under this Agreement but possession of such chattels may be given to the Buyer at Completion and agrees:

     (a)  to accept full responsibility for and in respect of the ROT Claims;
          and

     (b) to satisfy and discharge all of the liabilities of the Seller and/or the Administrators in respect of the ROT Claims;

     (c) to indemnify and keep indemnified the Seller and the Administrators against all claims demands proceedings losses damages awards costs charges and expenses brought or made against them or suffered or incurred by them howsoever as a result of and/or in connection with all and any ROT Claims.

10   INTELLECTUAL PROPERTY LICENCE

     The Buyer hereby grants to the Seller (for itself and its successors and assigns) a perpetual worldwide non-exclusive royalty-free transferable licence to use and exploit the Intellectual Property in or in connection with the Simpson Clough Business and/or the Retained Business and any variation, extension or development thereof. Without prejudice to the generality of the foregoing the Seller is expressly permitted to transfer and/or sub-licence this licence (on such terms as the Seller considers appropriate) to any purchaser(s) of the whole or any part or parts of any such businesses in order to confer upon any such purchaser(s) the benefit of it.

11   CONTINUING THE BUSINESS

11.1 The Buyer acknowledges that the Seller may not be entitled to assign, and shall not be entitled to novate the Lydney Customer Contracts and to that extent does not purport to do so.

11.2 The Seller shall, for a period of 12 months from the Transfer Date, use reasonable efforts to co-operate with the Buyer in trying to persuade the other parties to any of the Lydney Customer Contracts to have them assigned or novated to the Buyer, although it is agreed and understood that the Seller may have little or no influence with such other parties and shall be under no obligation to make any payments directly or indirectly to such other parties to persuade them to do so.

11.3 The Buyer undertakes with the Seller and the Administrators at the Buyer's expense:

     (a) if requested to do so by the Seller or the Administrators to complete in a proper and workmanlike manner and meet all liabilities in connection with the Lydney Customer Contracts and to indemnify the Seller and the Administrators against all obligations liabilities, actions, costs, expenses, claims demands, losses and outgoings of whatsoever nature or description arising out of or by virtue of either the Lydney Customer Contracts or of any breach or non-observance by the Buyer of the Seller's obligations under the Lydney Customer Contracts or of the Buyer's obligations under this Agreement;

     (b) to deal with the Returns in accordance with the rights of any customer of the Business (that is to say the rights the customer(s) would have had if the Administrators had not been appointed) and to use its reasonable endeavours to assist the Seller and the Administrators in determining the validity of any customer's right to make Returns provided that the Seller and the Administrators reserve the right:

          (i)  to deal with all or any of the Returns in their sole discretion;

          (ii) to require the Buyer to use its best endeavours to assist the Seller and the Administrators in selling or otherwise disposing of all or any of the Returns;

     (c) to keep the Seller and the Administrators fully indemnified against all losses, proceedings, claims, liabilities, costs and expenses whatsoever in respect of any act omission neglect or default by the Buyer in connection with the Lydney Property, the Lydney Business, the Returns, the Supply Contracts or any of them or in respect of the use of the Lydney Assets or any of them;

     (d) to accept delivery or other performance of or under the Supply Contracts and to and pay the relevant suppliers promptly and fully therefor.

11.4 The Buyer undertakes not at any time to use the Business Name in connection with its business.

12   ACCOUNTING FOR THE DEBTS

12.1 The Buyer shall not acquire the Debts which shall remain the property of the Seller and the Seller shall be solely responsible for collection of the Debts.

12.2 In the event that the Buyer receives any sums in respect of the Debts at any time after the Transfer Date, the Buyer undertakes forthwith to pay over to the Administrators all such monies The Buyer acknowledges that all such monies would be received by it as trustee for the Seller and that if for any reason it is not possible to pay any such monies direct to the Administrators then such monies shall be paid by the Buyer into a separate bank account.

12.3 For the avoidance of doubt the Buyer acknowledges that all monies owing to the Seller for goods delivered or services provided and/or invoiced to any customer of the Business on or before the Transfer Date shall continue to belong to the Seller and the Buyer shall not be entitled to recover from the Seller or the Administrators any deposits or payments by customers prior to the Transfer Date.

13   RECORDS

13.1 If the Seller shall leave any of the Retained Records or any other books, files or other documents not included in this sale in or on the Lydney Property or otherwise in the possession of the Buyer then the Buyer hereby acknowledges and agrees that they are the property of the Seller and will not be removed from the Lydney Property or, as the case may be, from the possession of the Buyer and the Buyer shall at all times and from time to time permit the Seller and/or the Administrators and their respective servants and agents to have access to such Retained Records, books, files or other documents in order to inspect deal with or remove the same.

13.2 The Buyer shall for a period of not less than 7 years from the Transfer Date retain all of the Transferred Records in good condition and on a single site in England and for that period during normal working hours the Buyer shall free of any charge provide whatever access and copying facilities the Seller the Administrators or any Liquidator of the Seller (or their respective servants or agents) may require to the Transferred Records.

13.3 The Buyer shall make available free of charge to the Seller and the Administrators for a period of six calendar months from the Transfer Date office accommodation at the Lydney Property for the use by the Seller and/or the Administrators and/or their servants and/or agents in connection with the collection of the Debts and for the storage, or any inspection removal of dealing with or other matters relating to the Records or any books, files and other documents of the Seller as are not included in this sale, and for clerical purposes, together with the assistance of clerical staff and telephone and photocopying facilities at the Lydney Property.

13.4 For a period of six calendar months from the Transfer Date the Buyer shall (free of any charge) permit the Administrators and their servants and agents to input and print out as licensee during normal business hours all accounting and wages information relating to the Lydney Business which the Administrators may require from any computer equipment included in the Lydney Assets or which whilst not included in the Lydney Assets is acquired by or available to the Buyer and the Buyer agrees not to make any entry in or use of such equipment or its software which would remove destroy corrupt prevent or inhibit access to or affect the content of any such information or equipment.

13.5 The Seller will as soon as reasonably practicable after Completion request a direction from Customs under section 49(1)(b) VATA that from and after the Transfer Date the Seller shall be obliged to keep and preserve the VAT Records. If such a direction is made the Seller shall preserve the VAT Records for such periods as may be required by law and shall allow the Buyer and its agents (at the Buyer's expense) access to, and to take copies of, such records on reasonable notice during normal business hours. If such direction is not made the Seller will deliver to the Buyer the VAT Records in which event the Buyer undertakes to preserve for such period as required by law and to allow the Seller access to and to take copies of such records on reasonable notice during normal business hours.

14   EXCLUSION OF WARRANTIES

14.1 The Buyer admits that the Buyer has inspected and made all investigations it wishes concerning the Lydney Property and the Lydney Assets and that the Buyer enters into this Agreement solely as a result of that inspection and investigation and on the basis of the terms of this Agreement and not in reliance upon representations or warranties whether written or oral express or implied made by or on behalf of the Seller or the Administrators or their employees or any agents or representatives thereof or any of them.

14.2 No warranty or representation on the part of the Seller or the Administrators or their staff or any agents or representatives thereof or any of them as to the title, state, quality, quantity, description or fitness of the Lydney Property or the Lydney Assets or any of them is given or to be implied by this Agreement nor by anything said or written by or on behalf of the Seller or the Administrators or their staff or any agents or representatives thereof or any of them either before during or subsequent to the negotiations between the parties hereto.

14.3 So far as it is permissible by law to do so any statutory or common law warranties, representations guarantees or conditions that might otherwise be implied as to the title, state, quality, quantity description or fitness of the Lydney Property or the Lydney Assets or any of them are hereby expressly excluded.

14.4 The Buyer acknowledges that it has satisfied itself, or has had the opportunity of satisfying itself as to the accuracy of the schedules to this Agreement and that no error or omission as to the title, state, quality, quantity, description or fitness of the Lydney Property or the Lydney Assets or any of them shall invalidate this sale and purchase or be the subject of any claim by the Buyer.

14.5 The Buyer undertakes to ensure that before it uses on a public road any motor vehicle of which it takes possession and control at the Transfer Date the same is roadworthy in accordance with the Road Vehicle (Construction and Use) Regulations 1986 and that any plant is safe before use. The Buyer acknowledges that neither the Seller nor the Administrators shall incur any liability to the Seller in respect of any fault or defect in any of the Lydney Assets.

14.6 Without in any way affecting the generality of the foregoing and solely to provide the Buyer with comfort as to the entitlement of the Administrators to commit the Seller to this Agreement the Administrators and the Seller hereby confirm to the Buyer that:

     (a)  Recital (A) to this Agreement is true and correct;

     (b) The Administrators were and are appointed in accordance with the terms of the Insolvency Act 1986 and such appointments have not been resigned or terminated;

     (c) Since 7 February 2006 the Administrators have not executed any document mortgaging or charging the title (if any) of the Seller to the Lydney Assets.

15   EXCLUSION OF PERSONAL LIABILITY

     The Administrators are party to this Agreement only for the purpose of receiving the benefit of this declaration and any covenants conditions or provisions in their favour contained in this Agreement. Neither the Administrators nor their business organisation or its members or partners or its or their employees or agents shall incur any personal liability (nor any liability ranking as an expense of the Administration of the Seller) howsoever arising under or in connection with this Agreement or the transaction hereby agreed or under any deed or other document or agreement entered into pursuant to or in connection with this Agreement.

16   EMPLOYEES

16.1 This Agreement and the transfer of the undertaking and assets of the Lydney Business effected hereby are intended by the parties hereto to be governed by the Regulations and the Buyer agrees that it shall be solely responsible for all claims by and liabilities to every employee referred to in clause 16.2.

16.2 In accordance with the Regulations the contracts of employment of each employee of the Seller engaged in the Lydney Business shall be automatically transferred to the Buyer with effect at the latest from the Transfer Date. The parties do not envisage that any employees of the Simpson Clough Business or the Retained Business will transfer to the Buyer and those employees will be retained by the Seller in order for the Seller to conduct the Simpson Clough Business and the Retained Business.

16.3 If for any reason the Regulations do not effect the automatic transfer to the Buyer of the contract of employment of any employee of the Seller engaged in the Lydney Business that employee shall be deemed to have been dismissed by the Seller at the Transfer Date and re-engaged by the Buyer with effect therefrom and the Buyer shall be solely responsible for all claims by and liabilities to every such employee.

16.4 Neither the Seller nor the Administrators shall have under or in connection with this Agreement or any document transaction or matter referred to herein or therein any liability to the Buyer directly or indirectly relating to:

     (a) the Seller and/or the Administrators for any reason or at any particular time or at all not having terminated or not having been able to terminate by reason of redundancy or otherwise the contracts of employment of some or all of the Seller's employees or former employees

     (b) the Buyer for any reason being or becoming actually or potentially liable for any redundancy or compensatory or other contribution, benefit or other payment(s) to or in respect of any employee or former employee of the Seller or of any other employer and/or the Buyer being or becoming the employer of any such person.

16.5 The Buyer will indemnify and keep indemnified each of the Seller and the Administrators against all claims, costs, demands, liabilities, actions and expenses of any nature whatsoever and howsoever arising in connection with any claim for or in respect of wrongful or unfair dismissal or redundancy or otherwise in respect of every employee or former employee of the Seller or their employment or former employment by the Seller.

17   APPORTIONMENTS

     There shall be no apportionments as between the Seller, the Administrators and the Buyer or any third party of any outgoings of any nature in respect of the Lydney Business or any of the Lydney Assets or any of the Third Party Items or the Lydney Property.

18   DATA PROTECTION

     The Buyer undertakes to comply with the provisions of the Data Protection Act 1998 in processing data held by it in connection with the Lydney Business and the Lydney Assets sold hereunder and to indemnify the Seller and the Administrators in respect of any loss liability costs and/or expenses suffered or incurred by them as a result of any failure so to comply.

19   PUBLICITY

     Save as required by law or any regulatory requirement the Buyer shall not divulge to any third party (except its professional advisers who shall also keep the same confidential) any information regarding the existence or subject matter of this Agreement without the prior written consent of the Administrators.

20   GUARANTEE

20.1 In consideration of the Seller entering into this Agreement the Guarantor unconditionally and irrevocably guarantees to the Seller and/or the Administrators as a primary obligation and debt of the Guarantor the due and punctual payment by the Buyer of all sums due under this Agreement and the due and punctual performance of all obligations of the Buyer under this Agreement and undertakes with the Seller and/or the Administrators that if and whenever the Buyer shall be in default of any of its obligations under this Agreement the Guarantor will forthwith make good the default as if the Guarantor instead of the Buyer was expressed to be the primary obligor under this Agreement and notwithstanding any indulgence granted by the Seller and/or the Administrators to the Buyer.

21   NOTICES

21.1 Any notice or demand to be made hereunder shall be made in writing in the English language and may be served at the address of the relevant party shown at the commencement of this Agreement or in the case of a company at the registered office for the time being of the company to be served or to such other address in England as the person to be served may have notified in substitution for such address or registered office.

21.2 Service may be effected either by hand delivery, facsimile or by first class post. If effected by delivery by hand service shall be deemed to have taken place on delivery. If effected by facsimile, service shall be deemed to have taken place upon transmission and if effected by first class post, service shall be deemed to have taken place at noon on the business day following posting.

21.3 In proving service by first class post, it shall be sufficient to prove that an envelope correctly addressed and duly stamped containing the item(s) to be served was duly placed into the post.

21.4 In proving service by fax, it shall be sufficient to prove that the fax was properly addressed and despatched and confirmation of full transmission was received.

21.5 Emailed notices are not effective for the purpose of this Agreement.

22   GENERAL

22.1 ENTIRE AGREEMENT: This Agreement and the documents to be entered into pursuant to its terms together represent the entire agreement between the parties with regard to their subject matter.

22.2 SET-OFF: All payments to be made or procured and all indemnities to be afforded by the Buyer and/or the Guarantor to the Seller or to any other person under or in connection with this Agreement shall be paid or afforded or procured to be paid or afforded without assertion of any lien equity set-off or counterclaim whatsoever by or on behalf of the Buyer and/or the Guarantor and all such payments hereunder to the Seller shall be effected by the payment of cleared sterling funds.

22.3 DEFAULT INTEREST: In default of payment on its due date of any sum payable hereunder to the Seller and/or the Administrators the Buyer shall pay interest to the Seller and/or the Administrators on the amount outstanding for the time being at the rate of 4% per annum above the base lending rate of The Bank of England for the time being in force from the date on which such sum(s) became due until payment of such sum(s) in full.

22.4 RESCISSION: The Buyer acknowledges that if it shall be found that the Seller does not have title or unencumbered title to any or all of the Lydney Assets or the Lydney Property or if the Buyer is required to relinquish title and/or possession of all or any of the Lydney Assets or any Third Party Items or the Lydney Property this shall not be a ground or grounds for rescinding avoiding or varying any or all of the provisions of this Agreement or for the recovery from the Administrators or the Seller of any or all of the purchase price payable or paid by the Buyer hereunder or of any other form of compensation by way of damages or otherwise.

22.5 INDEMNITY: The Buyer will indemnify and keep indemnified the Administrators and the Seller and their respective estates and effects against all actions, proceedings, claims, demands and costs whatsoever arising directly or indirectly out of any breach or non-observance by the Buyer of the obligations set out in this Agreement.

22.6 FAIRNESS: It is agreed by the Buyer that the terms and conditions of this Agreement and the exclusions and limitations herein contained are fair and reasonable in the context of a sale of the assets of a company in administration bearing in mind:

     (a) that the Buyer agrees and acknowledges that it has entered into this Agreement on the basis of the limited information made available to it and that the Lydney Assets, the Lydney Property and the respective titles thereto are sold in their present state and condition and that the Buyer must rely and has relied upon its own opinion and professional advice in relation to the Lydney Assets, the Lydney Property and the said titles thereto and to the terms of this Agreement the Buyer and its professional advisers having been given the opportunity to inspect the same;

     (b) that the consideration payable hereunder has been agreed on the basis that it takes into account the risk to the Buyer represented by the fact that all the parties believe the said terms and conditions, exclusions and limitations will be recognised as fully effective by the Courts.

22.7 SURVIVAL: All the provisions of this Agreement shall so far as they are capable of being performed and observed remain in full force and effect notwithstanding completion of any part of this Agreement except in respect of those matters then already performed.

22.8 VARIATION: No variation of this Agreement shall be effective unless it is in writing and is signed by or on behalf of each of the parties.

22.9 WAIVER: No failure to exercise and no delay in exercising on the part of the Seller or the Administrators any right power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any further or other exercise thereof or the exercise of any other right, power or privilege.

22.10 SEVERABILITY: In the event that any clause of this Agreement shall be held to be unenforceable by any court of competent jurisdiction the same shall cease to be binding on the parties but the remaining provisions of this Agreement shall continue in full force and effect.

22.11 COUNTERPARTS: This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, all of which taken together shall constitute one and the same instrument.

22.12 THIRD PARTY RIGHTS: Unless this Agreement expressly states otherwise:

     (a) a person who is not a party to this Agreement has no right to enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999;

     (b) if a person who is not a party to this Agreement is stated to have the right to enforce its terms under the Contracts (Rights of Third Parties) Act 1999, the parties may vary this Agreement (and any documents entered into pursuant to or in connection with it) without the consent of that person.

23   GOVERNING LAW AND JURISDICTION

23.1 This Agreement is governed by and shall be interpreted in accordance with English Law.

23.2 Each party irrevocably submits to the non-exclusive jurisdiction of the English courts in relation to all matters arising out of or in connection with this Agreement.

23.3 The Guarantor appoints Morgan Lewis of 2 Gresham Street London EC2V 7PE (PROCESS AGENT) as its agent for service of any document initiating or otherwise connected with any court proceedings in relation to any matter arising out of or in connection with this Agreement. Any such document shall be validly served on the Guarantor:

     (a) by being sent by pre-paid first class post to or delivered to the Process Agent or left at the Process Agent's address set out in this clause; or

     (b)  in any other manner permitted by law.

23.4 Each party undertakes not to contest the enforcement against it of any judgment of the English courts on the ground that those courts did not have jurisdiction over it or, in the case of, the Guarantor, on the ground that service of any document which complied with clause 23.3 was invalid, ineffective or deficient in any way.

SIGNED BY the parties or their duly authorised representatives the day and year first before written.

                                   SCHEDULE 1

                               THE LYDNEY PROPERTY

                          PART I - THE LYDNEY PROPERTY

FREEHOLD (THE LYDNEY PROPERTY)
ADDRESS                                          TITLE NUMBER(S)
------------------------------                   ---------------
1 Station Road, Lydney, Gloucestershire   GR176926, GR167055, GR170846

               PART II - SPECIAL CONDITIONS - THE LYDNEY PROPERTY

1 The Lydney Property is registered at the Land Registry under the Title Numbers listed in Part I of Schedule 1 and the title to the Lydney Property shall consist of official copy entries of the register as at 2006 and of the filed plan and such other documents (if any) as may have been made available to the Buyer for inspection prior to the date hereof except charges or financial encumbrances which are to be discharged or overridden at or before Completion.

2 The Lydney Property is sold subject to all covenants conditions agreements declarations exceptions reservations stipulations rights charges provisions and all other matters of a like nature whether or not specified in the office copy entries of the register or other documents relating to the Lydney Property to which the Lydney Property or any part thereof or the Seller as owner thereof is subject and for the purpose of affording to the Seller and the Administrators a full and sufficient indemnity the Buyer agrees that it will enter into a covenant in the transfer of the Lydney Property on behalf of itself and its successors in title thereafter to observe and perform all the said covenants conditions agreements declarations exceptions reservations stipulations rights charges provisions and other matters and to indemnify and keep indemnified the Seller and the Administrators and their respective estates and effects against all actions proceedings costs claims or demands whatsoever in respect of any breach non-performance or non observance of all or any of the same.

3 The Standard Conditions as hereinafter further varied shall apply to the sale of the Lydney Property provided that in the event of any conflict between the Standard Conditions and the conditions contained in the main body of this Agreement then the conditions contained in the main body of this Agreement shall prevail.

3.1  Standard Conditions 3.1.1, 3.1.3, 3.3.2(a), 3.3.2(b), and 3.3.2(c), 4.1,
     4.2.3, 4.3.2, 4.5.2, 4.5.5, 5.1.1, 5.1.2(a), 5.2.2(e), 5.2.7, 7.1.1, 7.1.2,
     7.1.3, 7.6.3, 8.1.3, 8.2.4, 8.3.2(a) and 8.3.4 shall not apply.

3.2  In Standard Condition 7.3.4 the last sentence thereof shall be deleted.

3.3 In Standard Condition 7.6.2(a) the words "with accrued interest" shall be deleted.

3.4 In Standard Condition 7.6.2(b) the words "at the sellers expense" shall be deleted.

4 Subject to clause 4.1 of this clause the transfer of the Lydney Property by the Seller to the Buyer shall be in the form set out in Part III of this Schedule.

5 The title to the Lydney Property having been deduced to and made available for inspection and investigated by or otherwise known to the Buyer the Buyer shall be deemed to have satisfied itself as to the same and shall not be entitled to raise any objection to or requisition on the Seller's title to the Lydney Property.

6 Without prejudice to the generality of the Standard Conditions (as varied by this Agreement) and the provisions of this Agreement the Lydney Property is sold subject to:

6.1 All town planning and other schemes orders notices restrictions charges agreements requirements resolutions of and/or notices under the Town and Country Planning Acts or by any local or other competent authority whether all or any of the same shall have been served or intimated before or after the Transfer Date and the Buyer shall be responsible at its own cost for compliance with all or any of the same.

6.2 The permitted use of the Lydney Property for the purposes of enactments from time to time in force relating to or arising under the Town and Country Planning Acts and the Buyer shall not raise any objection to or requisition on such use.

6.3 All matters disclosed or reasonably to be expected to be disclosed by searches and as a result of enquiries formal or informal and whether made in person by writing or orally by or for the Buyer or which a prudent Buyer ought to make.

6.4 All overriding interests as defined in Section 70(1) Land Registration Act 1925 whether or not registered at the Transfer Date.

6.5 All other (if any) tenancies licences leases agreements occupations wayleaves rights easements and quasi-easements upon whatever terms existing on or before the Transfer Date whether created formally or informally or whether or not all or any of the same have been disclosed by the Seller or the Administrators on or before the Transfer Date so far as all or any of the same remain in force and affect the Lydney Property or any part thereof. No warranty or representation is made by or on behalf of the Administrators or the Seller as to the validity of the said tenancies licences leases agreements occupations rights easements or quasi easements or as to whether payment of rent or any other monies payable thereunder is up to date or as to the tenant or other occupant thereunder.

6.6 All matters contained or referred to in any title deeds and documents insofar as all or any of the same remain in force and affect the Lydney Property. Save any subsisting charges or financial encumbrances.

7 The Lydney Property is sold in its actual condition and state of repair and the Buyer shall be deemed to have surveyed and inspected the same and shall purchase the same or be deemed to have purchased the same with full knowledge of its actual condition and state of repair.

8 There is expressly excluded from this sale any claim under any insurance policy or policies or any monies paid or payable thereunder arising from any act or event occurring on or arising out of the Lydney Property on or before the Transfer Date.

9 Neither the Seller nor the Administrators shall be required to transfer the Lydney Property to any person or party other than the Buyer nor in more than one lot nor at more than the purchase price payable for the Lydney Property under the terms of this Agreement nor at a price divided between different parts of the Lydney Property.

10 All representations warranties guarantees and conditions express or implied statutory or otherwise in respect of the Lydney Property or the right title and interest of the Seller or the Administrators therein are expressly excluded insofar as they are lawfully able to be so excluded (including without limitation warranties guarantees and conditions as to title quiet possession and description). In particular but without prejudice to the generality of the foregoing.

10.1 No warranty or representation is given by or on behalf of the Administrators or the Seller as to the boundaries of the Lydney Property and all (if any) measurements and areas plans drawings or photographs given or produced in respect of the Lydney Property are approximate and for identification purposes only without any guarantee as to their accuracy.

10.2 No warranty or representation is given by or on behalf of either the Administrators or the Seller that all or any of the covenants conditions agreements declarations and provisions and other matters to which the Lydney Property are subject have been complied with.

10.3 No warranty or representation is given by or on behalf of the Administrators or the Seller as to any matter existing or arising under the Town and Country Planning Acts affecting the Lydney Property or its permitted use.

11 The Buyer hereby agrees to be responsible in every respect for all or any registrations at HM Land Registry of the title of the Seller and/or the Buyer to the Lydney Property and for all applications and requisitions relating to such registrations. Neither the Seller nor the Administrators shall be under any obligation to the Buyer or its successors in title to the Lydney Property to register at HM Land Registry any title to the Lydney Property or to deal with or otherwise satisfy any requisitions or other matters which may be raised by HM Land Registry and/or the Buyer and/or its successors in title to the Lydney Property relating to or in any way arising out of any such registrations or applications.

                   PART III - THE TRANSFERS - LYDNEY PROPERTY

                              (Please see attached)

      PART IV - DETAILS OF THE CHARGES TO BE RELEASED - THE LYDNEY PROPERTY

                              (Please see attached)

SCHEDULE 2

                            THE REGISTERED TRADEMARKS

                                 (SEE ATTACHED)

                                   SCHEDULE 3

                                   THE PATENTS

                                   SCHEDULE 4

                                    THE PLANT

                               (See attached list)

                                   SCHEDULE 5

                              THE THIRD PARTY ITEMS

                               (See attached list)

                                   SCHEDULE 6

                              THE GERMAN CONTRACTS

                               (See attached list)

                                   SCHEDULE 7

                             SALES AGENCY AGREEMENTS

SIGNED by Addleshaw Goddard for N.J. Dargon
          --------------------------------- )     /s/ Addleshaw Goddard
as Joint Administrator acting without )               pp John Joyce
personal liability for and on behalf  )
of J R CROMPTON LIMITED in the        )
presence of:                          )

Witness


Signature /s/ S. McMahon
          ---------------------------
Name S. McMahon
     --------------------------------
Address 100 Barbirolli Square
        -----------------------------
        Manchester
        -----------------------------
Occupation Solicitor
           --------------------------


SIGNED by Addleshaw Goddard for N.J. Dargon
          -------------------------------- )      /s/ Addleshaw Goddard
on behalf of himself and              )               pp John Joyce
W.K. Dawson in the                    )
presence of:                          )

Witness


Signature /s/ S. McMahon
          ---------------------------
Name S. McMahon
     --------------------------------
Address As Above
        -----------------------------

        -----------------------------
Occupation
           --------------------------


SIGNED by Dante C. Parrini
          --------------------------- )           /s/ Dante C. Parrini
Director for and on behalf of         )
Glatfelter-UK Limited in the          )
presence of:                          )

Witness


Signature /s/ Jeffrey J. Norton
          ---------------------------
Name Jeffrey J. Norton
     --------------------------------
Address 96 S. George St.
        -----------------------------
        York, PA 17401 USA
        -----------------------------
Occupation General Counsel
           --------------------------

SIGNED by George H. Glatfelter II
          --------------------------- )     /s/ George H. Glatfelter II
Director for and on behalf of the     )
said P.H. Glatfelter Company in       )
the presence of:                      )

Witness


Signature /s/ Jeffrey J. Norton
          ---------------------------
Name Jeffrey J. Norton
     --------------------------------
Address 96 S. George St.
        -----------------------------
        York, PA 17401 USA
        -----------------------------
Occupation  General Counsel
            -------------------------